FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2003

Commission file number 1-1097

OKLAHOMA GAS AND ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

                                          Oklahoma                                                                                                                        73-0382390
                          (State or other jurisdiction of                                                                                                       (I.R.S. Employer
                          incorporation or organization)                                                                                                    Identification No.)

321 North Harvey
P. O. Box 321
Oklahoma City, Oklahoma 73101-0321
(Address of principal executive offices)
(Zip Code)

405-553-3000
(Registrant's telephone number, including area code)

Item 9. Regulation FD Disclosure

          This Form 8-K is filed pursuant to Item 12. Results of Operations and Financial Condition.

          On April 30, 2003, OGE Energy Corp., the parent company of Oklahoma Gas and Electric Company, issued a press release describing OGE Energy Corp.'s financial results for the quarter ended March 31, 2003, which is furnished as Exhibit 99.01 and incorporated herein by reference. As described in the press release, OG&E, a regulated electric utility, posted a loss of $0.04 a share, compared with a loss of $0.02 a share for the first three months of 2002.

          The information contained in this Item 9 (whether or not furnished pursuant to Item 12) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7. (c) Exhibits

    Exhibit Number                             Description

        99.01                  Press release dated April 30, 2003, announcing
                               OGE Energy Corp. Reports 1st Quarter Results.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY
(Registrant)

By        /s/         Donald R. Rowlett
      Donald R. Rowlett
  Vice President and Controller

(On behalf of the registrant and in his
capacity as Chief Accounting Officer)

April 30, 2003

Exhibit 99.01

OGE Energy Corp. Reports 1st Quarter Results

OKLAHOMA CITY – OGE Energy Corp. (NYSE: OGE) today reported break-even results – $0.00 a share – for the three months ended March 31, 2003, compared to a loss of $0.08 a share for the first quarter in 2002. OGE Energy is the parent company of Oklahoma Gas and Electric Company (OG&E) and Enogex Inc.

The improvement compared to the year-earlier period was due to improved performance at Enogex and lower interest expenses at the holding company, partially offset by lower earnings at OG&E.

OG&E, a regulated electric utility, posted a loss of $0.04 a share, compared with a loss of $0.02 a share for the first three months of 2002. Enogex, a natural gas pipeline and energy marketing company, recorded earnings of $0.07 a share, compared with a loss of $0.02 a share in the year-ago period. The holding company posted a loss of $0.03 a share in the first quarter, compared to a loss of $0.04 a share a year earlier.

“We are pleased with the improvement in our company’s financial performance compared to the first quarter last year, and especially pleased with the successful efforts to reduce financial and business risk at Enogex,” said Steven E. Moore, chairman, president and CEO of OGE Energy. “In a quarter with significant volatility in natural gas prices, Enogex showed that the steps we have taken to reduce risk and improve performance are working.”

Discussion of First Quarter 2003
OGE Energy consolidated operating revenues were $1 billion in the first quarter, compared with $576 million in the first three months of 2002. The increase was primarily due to higher natural gas prices compared to the year-ago quarter. The first-quarter gross margin was $182 million, compared with $162 million in the year-earlier quarter. Operating income was $28 million in the first quarter, compared with $15 million a year earlier.

At OG&E, the electric utility, first-quarter revenues were $333 million, compared with revenues of $262 million in the comparable period a year earlier. The increase was primarily due to recovery of higher fuel costs driven by higher natural gas prices, and winter weather that was 4.7 percent colder than in the year-ago quarter. Lower electric rates and increased expenses offset the higher revenues. OG&E recorded a net loss of $3.3 million in the quarter, compared with a net loss of $1.5 million in the first quarter last year.

First-quarter revenues at Enogex, the natural gas pipeline, were $740 million, compared with $323 million a year earlier. The increase was due primarily to higher natural gas prices. Enogex net income was $5.5 million in the first quarter, compared to a net loss of $1.3 million in the 2002 quarter, an increase of $6.8 million. The increase was due to gains from asset sales and better operating performance, driven by improved gross margins in all of its businesses and lower expenses.

Losses at the holding company were lower in the first quarter compared to the year-ago period, primarily due to lower interest expenses.

Conference Call Webcast
OGE Energy Corp. will host a conference call for discussion of the results on Wednesday, April 30 at 8 a.m. CDT. The conference, hosted by James R. Hatfield, senior vice president and chief financial officer of OGE Energy, will be simulcast and archived at http://www.firstcallevents.com/service/ajwz379470032gf12.html

OGE Energy is the parent company of Oklahoma Gas and Electric Company, Oklahoma’s largest electric utility with approximately 720,000 customers in a service territory spanning 30,000 square miles in Oklahoma and western Arkansas, and of Enogex Inc., a natural gas pipeline and energy marketing business operating principally in Oklahoma, Arkansas and Texas.

Some of the matters discussed on this news release may contain forward-looking statements that are subject to certain risks, uncertainties and assumptions. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including their impact on capital expenditures; business conditions in the energy industry; competitive factors; unusual weather; regulatory decisions and other risk factors listed in the Company’s Form 10-K for the year ended December 31, 2002 and other factors described from time to time in the Company’s reports to the Securities and Exchange Commission.

OGE Energy Corp.
consolidated statements of operations
(unaudited)

                                                                     Three Months Ended
                                                                           March 31
                                                              ---------------------------------
                                                                   2003              2002
                                                              ---------------   ---------------
                                                             (In millions, except per share data)

OPERATING REVENUES
  Electric Utility operating revenues.......................   $       332.6     $       262.1
  Natural Gas Pipeline operating revenues...................           717.6             313.7
                                                              ---------------   ---------------
    Total operating revenues................................         1,050.2             575.8

COSTS OF GOODS SOLD
  Electric Utility cost of goods sold.......................           203.9             139.7
  Natural Gas Pipeline cost of goods sold...................           664.5             274.0
                                                              ---------------   ---------------
    Total cost of goods sold................................           868.4             413.7
                                                              ---------------   ---------------
  Gross margin on revenues..................................           181.8             162.1
  Other operation and maintenance...........................            90.3              85.1
  Depreciation..............................................            46.6              45.2
  Taxes other than income...................................            17.2              16.7
                                                              ---------------   ---------------
OPERATING INCOME............................................            27.7              15.1

OTHER INCOME (EXPENSE)
  Other income..............................................             6.1               0.8
  Other expense.............................................            (2.9)             (1.3)
                                                              ---------------   ---------------
   Net other income (expense)...............................             3.2              (0.5)

INTEREST INCOME (EXPENSE)
  Interest income...........................................             0.2               0.5
  Interest on long-term debt................................           (19.0)            (22.0)
  Interest on trust preferred securities....................            (4.3)             (4.3)
  Allowance for borrowed funds used during construction.....             0.2               0.4
  Interest on short-term debt and other interest charges....            (1.8)             (2.6)
                                                              ---------------   ---------------
   Net interest expense.....................................           (24.7)            (28.0)
                                                              ---------------   ---------------
INCOME (LOSS) FROM CONTINUING OPERATIONS
 BEFORE TAXES...............................................             6.2             (13.4)

INCOME TAX EXPENSE (BENEFIT)................................             1.9              (5.1)
                                                              ---------------   ---------------
INCOME (LOSS) FROM CONTINUING OPERATIONS
 BEFORE CUMULATIVE EFFECT OF CHANGE IN
 ACCOUNTING PRINCIPLE.......................................             4.3              (8.3)

DISCONTINUED OPERATIONS
 Income from discontinued operations........................             2.2               1.7
 Income tax expense (benefit)...............................             0.9              (0.4)
                                                              ---------------   ---------------
 Income from discontinued operations........................             1.3               2.1
                                                              ---------------   ---------------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
 CHANGE IN ACCOUNTING PRINCIPLE.............................             5.6              (6.2)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING FOR
 ENERGY TRADING CONTRACTS, NET OF TAX OF $3.7...............            (5.9)                -
                                                              ---------------   ---------------
NET LOSS....................................................   $        (0.3)    $        (6.2)
                                                              ===============   ===============
BASIC AVERAGE COMMON SHARES OUTSTANDING.....................            78.7              78.0
DILUTED AVERAGE COMMON SHARES OUTSTANDING...................            78.9              78.0

BASIC EARNINGS (LOSS) PER AVERAGE COMMON SHARE
 Income (loss) from continuing operations...................   $        0.05     $       (0.11)
 Income from discontinued operations, net of tax............            0.02              0.03
 Loss from cumulative effect of accounting change,
  net of tax................................................           (0.07)                -
                                                              ---------------   ---------------
NET LOSS....................................................   $           -     $       (0.08)
                                                              ===============   ===============
DILUTED EARNINGS (LOSS)PER AVERAGE COMMON SHARE
 Income (loss) from continuing operations...................   $        0.05     $       (0.11)
 Income from discontinued operations, net of tax............            0.02              0.03
 Loss from cumulative effect of accounting change,
  net of tax................................................           (0.07)                -
                                                              ---------------   ---------------
NET LOSS....................................................   $           -     $       (0.08)
                                                              ===============   ===============

OGE Energy Corp.
financial and statistical data
(unaudited)

                                                                     Three Months Ended
                                                                           March 31
                                                              --------------------------------
                                                                   2003              2002
                                                              --------------    --------------
                                                                       (In millions)

ELECTRIC UTILITY
  Electric revenues
    Residential............................................   $       127.9     $       111.9
    Commercial.............................................            77.4              58.1
    Industrial.............................................            69.4              48.0
    Public authorities.....................................            32.7              24.9
    Sales for resale.......................................            13.4               8.6
    Other..................................................            10.2               7.9
                                                              --------------    --------------
      Total system revenues................................           331.0             259.4
    Sales to other utilities...............................             1.6               2.7
                                                              --------------    --------------
      Total electric revenues..............................   $       332.6     $       262.1
                                                              ==============    ==============

  Sales of electricity - MWH (a)
    Residential............................................             1.9               1.8
    Commercial.............................................             1.3               1.3
    Industrial.............................................             1.6               1.5
    Public authorities.....................................             0.6               0.6
    Sales for resale.......................................             0.4               0.4
                                                              --------------    --------------
      Total system sales...................................             5.8               5.6
    Sales to other utilities...............................             0.1               0.1
                                                              --------------    --------------
      Total electric sales.................................             5.9               5.7
                                                              ==============    ==============

  Number of customers......................................         720,701           711,991

  Average cost of energy per KWH (b) - cents
    Fuel...................................................           2.747             1.561
    Fuel and purchased power...............................           3.452             2.377

  Degree days
    Heating
      Actual...............................................           2,086             1,992
      Normal...............................................           1,963             2,028
    Cooling
      Actual...............................................               3                 1
      Normal...............................................               8                 9

NATURAL GAS PIPELINE
  Operating revenues (before intercompany eliminations)....   $       739.6     $       323.3
  Operating income.........................................   $        25.2     $         8.8
  Net income (loss)........................................   $         5.5     $        (1.3)
  Cash flow from continuing operations (excluding
   working capital)........................................   $        23.9     $        17.0
  Capital expenditures from continuing operations..........   $         6.7     $         7.0
  Physical System Supply - MMcfd (c).......................           1,617             1,696
  Natural gas processed - MMcfd............................             424               526
  Natural gas liquids sold - million gallons...............            59.0              74.9
  Average sales price per gallon...........................   $       0.660     $       0.353
  Natural gas marketed - Bbtu (d)..........................         108,296            98,300
  Average sales price per Bbtu.............................   $       5.938     $       2.593
  Power marketed - MWH.....................................          60,388           266,913
  Average sales price per MWH..............................   $      45.810     $      26.310

  (a) Megawatt-hours.
  (b) Kilowatt-hours.
  (c) Million cubic feet per day.
  (d) Billion British thermal units.